AB ELECTROLUX

AND

JPMORGAN CHASE BANK,
                                            As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of February   , 2003

to the Deposit Agreement dated as of June 1, 1987

TABLE OF CONTENTS

			Page

PARTIES			1

RECITALS			1

ARTICLE I	Definitions		1

Section	1.01.	Company	1

Section	1.02.	Depositary	1

Section	1.03.	Custodian	1

Section	1.04.	Deposit Agreement	2

Section	1.05.	Stock	2

Section	1.06.	Deposited Securities	2

Section	1.07.	Receipts	2

Section	1.08.	American Depositary Shares	2

Section	1.09.	Holder	2

Section	1.10.	Registrar	2

Section	1.11.	Dollars; Kronor	3

Section	1.12.	Securities Act of 1933	3

Section	1.13.	Commission	3

Section	1.14.	VPC	3

ARTICLE II	Form of Receipts, Deposit of Stock, Execution and Delivery, Transfer and Surrender of Receipts		3

Section	2.01.	Form and Transferability of Receipts	3

Section	2.02.	Deposit of Stock	4

Section	2.03.	Execution and Delivery of Receipts	5

Section	2.04.	Transfer of Receipts; Combination and Split-up of Receipts	6

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TABLE OF CONTENTS – (Cont’d)

			Page

Section	2.05.	Surrender of Receipts and Withdrawal of Stock	6

Section	2.06	Limitations on Execution and Delivery, Transfer and Surrender of Receipts	7

Section	2.07.	Lost Receipts, etc	8

Section	2.08.	Cancellation and Destruction of Surrendered Receipts	8

ARTICLE III	Certain Obligations of Holders of Receipts		8

Section	3.01	Filing Proofs, Certificates and Other Information	8

Section	3.02.	Liability of Holder for Taxes	9

Section	3.03.	Warranties on Deposit of Stock	9

Section	3.04.	Disclosure of Beneficial Ownership	9

ARTICLE IV	The Deposited Securities		10

Section	4.01.	Cash Distributions	10

Section	4.02.	Distributions Other Than Cash or Stock	10

Section	4.03.	Distributions in Stock	11

Section	4.04.	Rights	11

Section	4.05.	Conversion of Foreign Currency	12

Section	4.06.	Fixing of Record Date	13

Section	4.07.	Voting of Deposited Securities	13

Section	4.08.	Changes Affecting Deposited Securities	14

Section	4.09.	Reports	14

Section	4.10	Available Information	14

Section	4.11.	Lists of Receipt Holders	14

Section	4.12.	Withholding	14

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TABLE OF CONTENTS – (Cont’d)

			Page

ARTICLE V	The Depositary, the Custodian and the Company		15

Section	5.01.	Maintenance of Office and Transfer Books by the Depositary	15

Section	5.02.	Prevention or Delay in Performance by the Depositary or the Company	15

Section	5.03.	Obligations of the Depositary, the Custodian and the Company	16

Section	5.04.	Resignation and Removal of the Depositary; Appointment of Successor Depositary	16

Section	5.05.	The Custodian	17

Section	5.06.	Notice and Reports	18

Section	5.07.	Issuance of Additional Stock, etc	18

Section	5.08.	Indemnification	18

Section	5.09.	Charges of Depositary	19

ARTICLE VI	Amendment and Termination		19

Section	6.01	Amendment	19

Section	6.02.	Termination	20

ARTICLE VII	Miscellaneous		20

Section	7.01.	Counterparts	20

Section	7.02.	No Third Party Beneficiaries	20

Section	7.03.	Severability	20

Section	7.04.	Holders Parties; Binding Effect	21

Section	7.05.	Notices	21

Section	7.06.	Governing Law	21

Section	7.07.	Amendment and Restatement of Original Deposit Agreement	21

TESTIMONIUM	22

SIGNATURES	22

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TABLE OF CONTENTS – (Cont’d)

Page

EXHIBIT A- FORM OR FACE OF RECEIPT

Introductory Paragraph	A-1

(1)	The Deposit Agreement	A-1

(2)	Withdrawal of Stock	A-2

(3)	Transfers, Split-ups and Combinations	A-2

(4)	Liability of Holder for Taxes	A-3

(5)	Warranties by Depositor	A-4

(6)	Charges of Depositary	A-4

(7)	Title to Receipts	A-4

(8)	Validity of Receipt	A-4

(9)	Available Information	A-4

(10)	Beneficial Ownership	A-4

Signature of Depositary	A-5

Address of Office of Depositary	A-5

FORM OF REVERSE OF RECEIPT—Summary of Certain Additional Provisions of the Deposit Agreement

(11)	Dividends and Distributions	A-6

(12)	Record Dates	A-7

(13)	Voting of Deposited Securities	A-7

(14)	Changes Affecting Deposited Securities	A-8

(15)	Reports; Inspection of Transfer Books	A-8

(16)	Withholding	A-8

(17)	Liability of the Company and Depositary	A-8

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TABLE OF CONTENTS – (Cont’d)

Page

(18)	Resignation and Removal of Depositary; Substitution of Custodian	A-9

(19)	Amendment of Deposit Agreement and Receipts	A-9

(20)	Termination of Deposit Agreement	A-9

EXHIBIT B -CHARGES OF THE DEPOSITARY	B-1

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AMENDED AND RESTATED DEPOSIT AGREEMENT

                  AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of February   , 2003 to the Deposit Agreement dated as of June 1, 1987 among AB ELECTROLUX, incorporated under the laws of The Kingdom of Sweden (herein called the Company), JPMORGAN CHASE BANK, a New York corporation (herein called the Depositary), and all Holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH

                  WHEREAS, the Company and the Depositary entered into a deposit agreement dated as of June 1, 1987 as amended as of June 1, 1998 (the “Original Deposit Agreement”);

                  WHEREAS, the Company and the Depositary desire to amend certain terms of the Original Deposit Agreement in accordance with Section 6.01 thereof and to reflect such amendments pursuant to the terms and conditions set forth in this Deposit Agreement;

                  WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares (herein called Stock) of the Company from time to time with the Custodian for the purposes set forth herein, and for the issuance of American Depositary Shares, in respect of the Stock so deposited; and

                  WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

                  NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I

Definitions

                  The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

                  SECTION 1.01.   The term “Company” shall mean AB Electrolux, incorporated under the laws of The Kingdom of Sweden, and its successors.

                  SECTION 1.02.   The term “Depositary” shall mean JPMorgan Chase Bank, a New York corporation, presently having its office for the administration of its American depositary receipts (its “Office”) at 1 Chase Manhattan Plaza, New York, New York 10081, and its successors as depositary hereunder.

                  SECTION 1.03.   The term “Custodian” shall mean the principal Stockholm office of one or more agents of the Depositary (singly or collectively, as the context requires) appointed by the Depositary, pursuant to the terms of Section 5.05, as custodian hereunder.

                  SECTION 1.04.   The term “Deposit Agreement” shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

                  SECTION 1.05.   The term “Stock” shall mean B Shares of Sek 5 Nominal Amount in registered form of the Company, and shall include evidence of rights to receive Stock.

                  SECTION 1.06.   The term “Deposited Securities” as of any time shall mean Stock at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

                  SECTION 1.07.   The term “Receipts” shall mean the American Depositary Receipts executed and delivered hereunder. Receipts may be either in physical certificated form or Direct Registration Receipts (as hereinafter defined). Receipts in physical certificated form, and the terms and conditions governing the Direct Registration Receipts, shall be substantially in the form of Exhibit A annexed hereto. The term “Direct Registration Receipt” means a Receipt, the ownership of which is recorded on the Direct Registration System. References to “Receipts” shall include certificated Receipts and Direct Registration Receipts, unless the context otherwise requires. The form of Receipt attached hereto as Exhibit A is hereby incorporated herein and made a part hereof; the provisions of the form of Receipt shall be binding upon the parties hereto.

                  SECTION 1.08.   The term “American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent two units of Stock, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the amount of Stock or Deposited Securities specified in such Sections.

                  SECTION 1.09.   The term “Holder” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                  SECTION 1.10.   The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

                  SECTION 1.11.   The term “dollars” shall mean United States dollars. The term “kronor” shall mean Swedish kronor.

                  SECTION 1.12.   The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

                  SECTION 1.13.   The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                  SECTION 1.14.   The term “VPC” shall mean Vardepapperscentralen VPC AB, a company organized under the Swedish Companies Act of 1975, which carries out the duties of registrar for Swedish companies listed on the Stockholm Stock Exchange including the Company.

                  SECTION 1.15.   The term “DTCC” shall mean The Depository Trust & Clearing Corporation, a national clearinghouse and the principal book-entry settlement system for securities in the United States and any successor thereto.

                  SECTION 1.16.   The term “Direct Registration System” means the system for the uncertificated registration of ownership of securities established by DTCC and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the profile modification system maintained by DTCC which provides for automated transfer of ownership between DTCC and the Depositary.

                  SECTION 1.17.   The terms “deliver”, “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel”, when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

ARTICLE II

Form of Receipts, Deposit of Stock, Execution and
Delivery, Transfer and Surrender of Receipts

                  SECTION 2.01.   Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such certificated Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No certificated Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so issued and delivered as hereinafter provided and the transfer of each Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time a proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts. Notwithstanding anything in this Deposit Agreement or in the Receipts to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder.

                  The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

                  Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and for all other purposes.

                  The rights of any Holder with respect to Deposited Securities shall be as set forth in this Deposit Agreement and a Receipt shall not confer on a Holder any rights against the Company or the Depositary or a Custodian except as specifically provided herein.

                  SECTION 2.02.   Deposit of Stock. Subject to the terms and conditions of this Deposit Agreement, Stock may be deposited by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Stock shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in Sweden, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Stock presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Stock, which may, but need not be, the VPC) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Stock or to receive other property which any person in whose name the Stock is or has been recorded may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                  At the request and risk and expense of any holder of Stock, and for the account of such holder, the Depositary may receive certificates for Stock to be deposited, together with the other instruments herein specified, for the purpose of forwarding such certificates to the Custodian for deposit hereunder.

                  Upon each delivery to the Custodian of a certificate or certificates for Stock to be deposited hereunder, together with the other documents above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Stock, which may, but need not be, the VPC), for transfer and recordation of the Stock being deposited in the name of the Depositary or its nominee, or the Custodian or its nominee.

                  Deposited Stock shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine.

                  SECTION 2.03.   Execution and Delivery of Receipts. Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of Stock, which may, but need not be, the VPC) are open, a proper acknowledgment or other evidence from the Company satisfactory to the Depositary that any deposited Stock have been recorded upon the Company’s books (or the appointed agent of the Company for the transfer and registration of Stock, which may, but need not be, the VPC) in the name of the Depositary or its nominee or the Custodian or its nominee), together with the other documents required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall issue at its Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the issuance of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Stock.

                  SECTION 2.04.   Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

                  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, issue a new Receipt or Receipts through the Direct Registration System, or, if specifically requested, in certificated form, for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary may close the transfer books at any time or from time to time, when deemed expedient by it in its reasonable judgment in connection with the performance of its duties hereunder. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or issue a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

                  SECTION 2.05.   Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or proper instructions (in the case of a Direct Registration Receipt) at the Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Company’s Articles of Association and the Deposited Securities, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt.

                  Delivery of Deposited Securities may be made by the delivery of certificates to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

                  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank (in the case of a certificated Receipt) or accompanied by proper instruments of transfer in blank (in the case of any Receipts), and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the

Deposited Securities being withdrawn to be delivered to or upon the written order of the person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Stockholm office of the Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

                  At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(l) to Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

                  SECTION 2.06.   Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Stock being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

                  The delivery of Receipts against deposits of Stock generally or against deposits of particular Stock may be suspended, or the delivery of Receipts against the deposit of particular Stock may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of this Deposit Agreement or for any other reason. The Depositary may issue Receipts against rights to receive units of Stock from the Company, or any Custodian, or any registrar. transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary may issue Receipts against other rights to receive units of Stock (a “pre-release”) only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such units of Stock are deposited, (y) the applicant for such Receipts represents in writing that it owns such units of Stock, has assigned all beneficial right, title and interest in such units of Stock to the Depositary, and shall not dispose of such units of Stock other than in satisfaction of the pre-release (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 30% of all American Depositary Shares (excluding those evidenced by pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive units of Stock, including, without limitation, earnings on the collateral securing such rights.

                  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Stock required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Stock.

                  SECTION 2.07.   Lost Receipts, etc. In case any certificated Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Direct Registration Receipt , in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

                  SECTION 2.08.   Cancellation and Destruction of Surrendered Receipts. All certificated Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE III

Certain Obligations of
Holders of Receipts

                  SECTION 3.01.   Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Stock, which may, but need not be, the VPC) of the Stock presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may, and at the request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities and refuse to vote the Deposited Securities pursuant to Section 4.07 until such proof or other information is filed or such certificates are executed. The Depositary shall provide the Company, upon its request, with copies of any such proofs, other information and certificates which it receives; provided that the Depositary shall promptly provide the Company with any information received by it pursuant to Section 3.04.

                  SECTION 3.02.   Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

                  SECTION 3.03.   Warranties on Deposit of Stock. Every person depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor is validly issued and subscribed for, fully paid, non-assessable and not subject to pre-emptive rights, that the person making such deposit is duly authorized so to do and that such units of Stock (A) are not ‘restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Stock and issuance of Receipts.

                  SECTION 3.04.   Disclosure of Beneficial Ownership. Any person who is a Holder of a Receipt, who after acquiring directly or indirectly the beneficial ownership of any Stock (either directly or by virtue of the ownership of Receipts) is directly or indirectly the beneficial owners of more than 5% of the Stock shall, within 10 days after such acquisition, send to the Depositary at its Office, by registered or certified mail, the following information:

(1) the background, and identity, residence and citizenship of, and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

(2) the number of shares of Stock and American Depositary Shares which are beneficially owned, and the number of shares of Stock and American Depositary Shares concerning which there is a right to acquire, directly or indirectly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate; and

(3) if any material change occurs in the facts set forth in the statements to the Depositary, an amendment shall be transmitted to the Depositary setting forth such changes.

                  When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate or group shall be deemed a “person” for the purposes of this Section.

                  In determining, for purposes of this subsection, the percentage of Stock, the Stock will be deemed to consist of the amount of the outstanding Stock, exclusive of any Stock held by or for the account of the Company or a subsidiary of the Company.

ARTICLE IV

The Deposited Securities

                  SECTION 4.01.   Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company will remit to the appropriate governmental authority or agency in Sweden all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Depositary or the Company may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

                  SECTION 4.02.   Distributions Other Than Cash or Stock. Whenever the Depositary shall receive any distribution other than cash or Stock upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason

(including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

                  SECTION 4.03.   Distributions in Stock. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Stock, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Stock received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Stock represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Stock distributed upon the Deposited Securities represented thereby.

                  SECTION 4.04.   Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

                  If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

                  SECTION 4.05.   Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

                  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

                  If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders of Receipts entitled to receive the same.

                  If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto.

                  SECTION 4.06.   Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

                  SECTION 4.07.   Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of Swedish law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Stock representing B Shares or other Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, together with (i) such Holder’s Receipt or Receipts for such Stock as to which voting instructions are being given and (ii) such Holder’s instructions that such Receipt or Receipts be held in a blocked account until the Stock represented by such Receipt or Receipts are voted, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Stock representing B Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to vote the amount of Stock or other Deposited Securities represented by a Receipt unless it receives instructions from the record holder of such Receipt.

                  Notwithstanding the foregoing, so long as it shall be a precondition for exercising any such voting rights that such Holder is registered in the register of stockholders of the Company not less than ten business days prior to the date of the meeting and gives notice of his intention to attend the meeting, in person or by proxy, not later than a date (being not earlier than five days before the meeting) specified in the notice convening the meeting. Holders of Receipts will be entitled to deposit their Receipts in a blocked account with the Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Stock to be registered in the Holder’s name and to give notice to the Company of the Holder’s intention to attend the meeting and to vote the Stock at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder of Receipts who deposits his Receipts in a blocked account with the Depositary and who instructs a Custodian to register in the Holder’s name the equivalent underlying Stock for the purpose of voting such Shares at any meeting of holders of Stock may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Stock in the name in which such Stock was previously registered and to release to the Holder from the blocked account the Receipts representing such Stock.

                  SECTION 4.08.   Changes Affecting Deposited Securities. Upon any change in nominal amount, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. The Company will promptly inform the Depositary of any such event and the Depositary will provide notice to the Holders of any such event.

                  SECTION 4.09.   Reports. The Depositary shall make available for inspection by Holders of Receipts at its Office, any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to Section 5.06.

                  SECTION 4.10.   Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly files certain reports and information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C.

                  SECTION 4.11.   Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

                  SECTION 4.12.   Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Stock or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Stock and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto.

ARTICLE V

The Depositary, the Custodian
and the Company

                  SECTION 5.01.   Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, issuance, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

                  The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or pursuant to the written request by the Company.

                  If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, or quoted on one more automated quotation systems, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary upon the request or with the approval of the Company.

                  The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

                  SECTION 5.02.   Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law of the United States or Sweden or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

                  SECTION 5.03.   Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to use its best judgment and good faith in the performance of its obligations set forth in this Deposit Agreement.

                  The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

                  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

                  Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

                  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or nonaction is in good faith.

                  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

                  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

                  SECTION 5.04.   Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

                  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

                  SECTION 5.05.   The Custodian. The Depositary has appointed Skandinaviska Enskilda Banken and Svenska Handelsbanken as Custodian and agent of the Depositary for the purposes of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. Promptly after receiving such notice, the Depositary will, if needed, appoint a substitute or additional custodian, so that there will at all times be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian, which shall thereafter be the Custodian hereunder, and upon demand of the Depositary any previous Custodian shall deliver the Deposited Securities held by it to a substitute Custodian designated by the Depositary. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts.

                  Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

                  SECTION 5.06.   Notice and Reports. On or before the first date of giving by the Company of notice, by publication or otherwise, of any meeting of holders of Stock or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Stock or other Deposited Securities.

                  The Depositary will, at the Company’s expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Stock, and arrange for the mailing, at the Company’s expense, of copies thereof to all Holders of Receipts.

                  SECTION 5.07.   Issuance of Additional Stock, etc. The Company agrees that in the event of any issuance of (1) additional Stock, (2) rights to subscribe for Stock, (3) securities convertible into Stock, or (4) rights to subscribe for such securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such issuance of securities or rights.

                  The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock, either upon original issuance or upon a sale of Stock previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Stock under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act.

                  SECTION 5.08.   Indemnification. The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except to the extent any liability or expense is due to the negligence or bad faith of either of them, or (ii) by the Company or any of its agents for any liability or expense which may arise out of or in connection with the registration of the Stock represented by the American Depositary Shares with the Commission or the offer or sale to the public of the Receipts evidencing the American Depositary Shares, except to the extent that such liability or expense arises out of information relating to the Depositary or Custodian, as the case may be, furnished in writing to the Company by the Depositary or Custodian, as the case may be, expressly for use in any registration statement, prospectus or preliminary prospectus relating to the Stock represented by the American Depositary Shares.

                  The Depositary agrees to indemnify the Company and hold it harmless from any liability which may arise out of acts performed or omitted by the Depositary or its Custodian due to their negligence or bad faith.

                  SECTION 5.09.   Charges of Depositary. The Company agrees to pay all charges and expenses of the Depositary as shown in Exhibit B hereto, and those of the Registrar other than (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 and the surrender of Receipts pursuant to Section 2.05, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Stock generally on the stock register of the Company (or the appointed agent of the Company for transfer and registration of Stock, which may, but need not be, the VPC) and accordingly applicable to transfers of Stock to the name of the Depositary or its nominee or Custodian or its nominee on the making of deposits hereunder, (4) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Stock or Holders of Receipts, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

ARTICLE VI

Amendment and Termination

                  SECTION 6.01.   Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of amendment to this Deposit Agreement shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to this Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

                  SECTION 6.02.   Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

Miscellaneous

                  SECTION 7.01.   Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

                  SECTION 7.02.   No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

                  SECTION 7.03.   Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

                  SECTION 7.04.   Holders Parties; Binding Effect. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

                  SECTION 7.05.   Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to AB Electrolux, Luxbacken 1, S-l0545 Stockholm, Sweden, Attention: Treasurer with a copy to Legal Department, 11770 Berea Road, Cleveland, Ohio 44111, or any other place to which the Company may have transferred its principal office.

                  Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to JPMorgan Chase Bank, 1 Chase Manhattan Plaza, New York, New York 10081, Attention: ADR Administration, or any other place to which the Depositary may have transferred its Office.

                  Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

                  SECTION 7.06.   Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

                  SECTION 7.07.   Amendment and Restatement of Original Deposit Agreement.

                  This Deposit Agreement amends and restates as of December [•], 2002 the Original Deposit Agreement. Holders of Receipts issued under the Original Deposit Agreement shall have all the rights and be subject to all of the obligations of Holders of Receipts issued hereunder. The Company and the Depositary each agree that none of the provisions of the Deposit Agreement which differ from provisions in the Original Deposit Agreement prejudice any substantial existing rights of holders of Receipts under the Original Deposit Agreement.

                  IN WITNESS WHEREOF, AB ELECTROLUX and JPMORGAN CHASE BANK have duly executed this agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

AB ELECTROLUX
By:

JPMORGAN CHASE BANK
By:

EXHIBIT A
TO
DEPOSIT AGREEMENT

[FORM OR FACE OF RECEIPT]

THE RIGHTS OF HOLDERS OF RECEIPTS TO DIRECT THE VOTING OF, TO RECEIVE DIVIDENDS ON, AND TO TRANSFER UNITS OF STOCK MAY BE RESTRICTED AS DESCRIBED BELOW.

AMERICAN DEPOSITARY RECEIPT

Evidencing

AMERICAN DEPOSITARY SHARES

Representing

DEPOSITED B SHARES OF

AB ELECTROLUX
(Incorporated under the laws of The Kingdom of Sweden)

No. ______

                  JPMORGAN CHASE BANK, incorporated under the laws of the State of New York, as Depositary (herein called the Depositary), hereby certifies that ___________________ is the owner of _______________ American Depositary Shares, representing deposited B Shares, nominal amount 5 Swedish kronor each (herein called Stock), of AB Electrolux, incorporated under the laws of The Kingdom of Sweden (herein called the Company). At the date hereof, each American Depositary Share represents two units of Stock (of evidence of rights to receive such Stock) deposited under the Deposit Agreement at the principal Stockholm office of Skandinaviska Enskilda Banken or Svenska Handelsbanken (singly or collectively, as the context requires, herein called the Custodian).

                  (1)   This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of February [•], 2003 to the Deposit Agreement dated as of June 1, 1987 as amended as of June 1, 1998 (As amended and restated and hereinafter amended from time to time, the Deposit Agreement), by and between the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Stock and held thereunder (such Stock, securities, property and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

                  (2)   Upon (i) surrender of a certificated Receipt in form satisfactory to the Depositary at the Office or (ii) receipt of proper instructions and documentation in the case of a Direct Registration Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company’s Articles of Association and the Deposited Securities, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him or by the delivery of certificates endorsed (or accompanied by proper instruments of transfer). Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of the Custodian or at the Office of the Depositary, provided that the forwarding of Stock certificates or other Deposited Securities for such delivery at the Office of the Depositary in The City of New York shall be at the risk and expense of the Holder hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(l) to Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933

                  (3)   This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the issuance, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or issue a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary

Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

                  The Depositary may and, if requested by the Company shall refuse to issue Receipts, register the transfer of any Receipt, make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Stock generally may be suspended, or the delivery of Receipts against the deposit of particular Stock may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of Stock, which may, but need not be, the Vardepappercentralen VPC AB (the VPC)) are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time. The Depositary may issue Receipts against rights to receive units of Stock from the Company, or any Custodian, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary may issue Receipts against other rights to receive units of Stock (a “pre-release”) only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such units of Stock are deposited, (y) the applicant for such Receipts represents in writing that it owns such units of Stock, has assigned all beneficial right, title and interest in such units of Stock to the Depositary, and shall not dispose of such units of Stock other than in satisfaction of the pre-release (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 30% of all American Depositary Shares (excluding those evidenced by pre-released ADRs), provided however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive units of Stock, including, without limitation, earnings on the collateral securing such rights.

                  Without limitation of the foregoing the Depositary will not knowingly accept for deposit under the Deposit Agreement any Stock which, if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Stock.

                  (4)   If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

                   (5)   Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefore is validly issued and subscribed for, fully paid, non-assessable and not subject to pre-emptive rights, that the person making such deposit is duly authorized so to do and that such units of Stock (A) are not ‘restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Stock and issuance of Receipts.

                  (6)   The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. The Company will pay other charges of the Depositary, with the exception of (i) taxes and other governmental charges, (ii) stock transfer registration fees on deposits of Stock, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars. The provisions in respect of these charges may be changed in the manner indicated on the reverse hereof.

                  (7)   It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

                  (8)   This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

                  (9)   The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly files certain reports and information with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

                  (10)   Any person who is a Holder of a Receipt, who after acquiring directly or indirectly the beneficial ownership of any Stock (either directly or by virtue of the ownership of

Receipts) is directly or indirectly the beneficial owner of more than 5% of the Stock shall, within 10 days after such acquisition, send to the Depositary at its Office, by registered or certified mail, the following information:

(a) the background, and identity, residence and citizenship of, and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected.

(b) the number of shares of stock and American Depositary Shares which are beneficially owned, and the number of Shares of stock and American Depositary Shares concerning which there is a right to acquire, directly or indirectly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate; and

(c) if any material change occurs in the facts set forth in the statements to the Depositary, an amendment shall be transmitted to the Depositary setting forth such changes.

When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate or group shall be deemed a “person” for the purposes of this Section. In determining, for purposes of this paragraph, the percentage of Stock, the Stock shall be deemed to consist of the amount of the outstanding Stock, exclusive of any Stock held by or for the account of the Company or a subsidiary of the Company. The Depositary will promptly provide the Company with any such information so received by it.

Dated: _______________

JPMORGAN CHASE BANK OF NEW YORK, as Depositary
By:

Authorized Officer

                  The address of the Office of the Depositary is 1 Chase Manhattan Plaza, New York, New York 10081.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

                  (11)   Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, its agent or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Stock upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Stock, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Stock received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Stock represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars, to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Stock distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

                  (12)   Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, the Depositary will fix a record date for the determination of the Holder of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

                  (13)   Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Deposited Securities, the Depositary will mail to the Holders of Receipts a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt or Receipts on such record date, received on or before the date established by the Depositary for such purpose, together with (i) such Holder’s Receipt or Receipts for such Stock as to which voting instructions are being given and (ii) such Holder’s instructions that such Receipt or Receipts are to be held in a blocked account until the Stock represented by such Receipt or Receipts is voted, the Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by such Receipt or Receipts in accordance with such instructions. The Depositary agrees not to vote the units of Stock or other Deposited Securities represented by a Receipt unless it receives instructions from the Holder of such Receipts.

                  Notwithstanding the foregoing, so long as it shall be a precondition for exercising any such voting rights that such Holder is registered in the register of stockholders of the Company not less than ten business days prior to the date of the meeting and gives notice of his intention to attend the meeting, in person or by proxy, not later than a date (being not earlier than five days before the meeting) specified in the notice convening the meeting, Holders of Receipts will be entitled to deposit their Receipts in a blocked account with the Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Stock to be registered in the Holder’s name and to give notice to the Company of the Holder’s intention to attend the meeting and to vote the Stock at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder of Receipts who deposits his Receipts in a blocked account with the Depositary and who instructs a Custodian to register in the Holder’s name the equivalent underlying Stock for the purpose of voting such Shares at any meeting of holders of Stock may instruct the Depositary, immediately following any such meeting, to request such

Custodian to reregister the Stock in the name in which such Stock was previously registered and to release to the Holder from the blocked account the receipts representing such Stock.

                  (14)   Changes Affecting Deposited Securities. Upon any change in nominal amount, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

                  (15)   Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Office, any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

                  (16)   Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Stock or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Stock and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

                  (17)   Liability of the Company and Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country, or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or the Deposited Securities by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the

Deposit Agreement. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except to the extent any liability is due to the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

                  (18)   Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute custodian and the term “Custodian” shall refer to such substitute.

                  (19)   Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

                  (20)   Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

EXHIBIT B
TO
DEPOSIT AGREEMENT

CHARGES OF THE DEPOSITARY

Service		Rate	By Whom Paid
(1)	Receipt of deposits and issuance of Receipts	$5 per 100 American Depositary Shares or fraction thereof	Party to whom Receipts are issued

(2)	Delivery of deposits and surrender of Receipts	$5 per 100 American Depositary Shares or fraction thereof	Party surrendering Receipts

                  The Company will pay all charges of the Depositary in connection with the initial issuance of Receipts in connection with a public offering. Other charges of the Depositary plus out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., are to be paid by the Company in accordance with agreements in writing entered into between the Depositary and the Company from time to time.

B - 1